Terra Industries Inc.
                                 ------------                  600 Fourth Street
[LOGO]                           Exhibit 99.1                      P.O. Box 6000
                                 ------------          Sioux City, IA 51102-6000
                                                         www.terraindustries.com
================================================================================
                                      NEWS
================================================================================
For immediate release                                    Contact: Mark Rosenbury
                                                                  (712) 279-8756
                                                  mrosenbury@terraindustries.com


           TERRA NITROGEN COMPANY, L.P. REPORTS THIRD QUARTER RESULTS

Sioux City, Iowa (Oct. 30, 2003)--Terra Nitrogen Company, L.P. (TNCLP) (NYSE symbol: TNH) today reported a net loss of $1.0 million, or $0.05 per limited partnership unit, on revenues of $86.4 million for the third quarter ended Sept. 30, 2003. This compares with net income of $2.0 million, or $.11 per unit, on revenues of $76.2 million for the 2002 third quarter. For the first three quarters of 2003 the net loss was $52.8 million, or $2.80 per unit, on revenues of $275.5 million. This compares to net income of $7.3 million, or $.39 per unit, on revenues of $238.5 million in the first three quarters of 2002.

Results for the first three quarters of 2003 include a $40.7 million charge for the impairment of TNCLP's Blytheville, Ark. long-lived assets. The impairment charge represents the carrying value of the Blytheville facility's long-lived assets that may not be realized from ongoing operations. TNCLP suspended production at the Blytheville facility in the 2003 third quarter; it resumed production on Sept. 29, 2003 in response to higher urea selling prices and strong seasonal demand. TNCLP expects Blytheville's production to continue through at least April 2004. TNCLP's general partner continues to evaluate how the Blytheville facility might be operated over the next few years.

TNCLP's natural gas unit costs for the 2003 third quarter, including about $1.7 million of cost increases due to forward purchasing contracts, were 73 percent higher than those incurred in the 2002 third quarter. This increase was due to lower industry-wide natural gas inventories. TNCLP's third quarter ammonia, nitrogen solutions and urea sales selling prices for the 2003 third quarter were 68, 37 and 40 percent higher, respectively, than 2002 third quarter prices. The higher prices reflect lower ammonia and other nitrogen product supplies in response to higher gas costs. Ammonia, nitrogen solutions and urea sales volumes as compared to the 2002 third quarter were 13, 4 and 68 percent lower, respectively.

TNCLP's forward purchase contracts at Sept. 30, 2003, fixed prices for about 32 percent of its next 12 months' natural gas requirements at about $5.5 million above the published forward market prices at that date.

Except for the $40.7 million impairment charge, the reasons for the changes between TNCLP's 2003 and 2002 first three quarters' net income are essentially the same as those for the respective third quarters. Natural gas unit costs, net of about $2.2 million of cost reductions realized from forward purchasing contracts, were 83 percent higher. Ammonia, nitrogen solutions and urea selling prices were 61, 39 and 45 percent higher, respectively. Ammonia, nitrogen solutions and urea sales volumes were 29, 10 and 21 percent lower, respectively.

TNCLP announced that there would be no cash distribution for the quarter ended Sept. 30, 2003. Cash distributions depend on TNCLP's earnings, which are driven primarily by product selling prices, sales volumes, natural gas costs and production levels, as well as working capital requirements and capital expenditures. TNCLP's quarterly earnings are usually highest in the quarter ending June 30 due to the seasonal demand for fertilizer.

Terra Nitrogen Company, L.P. is a leading manufacturer of nitrogen fertilizer products.

Information contained in this release, other than historical information, may be considered forward-looking. Forward-looking information reflects management's current views of future events and financial performance that involve a number of risks and uncertainties. The factors that could cause actual results to differ materially include, but are not limited to, the following: changes in financial markets, general economic conditions within the agricultural industry, competitive factors and price changes (principally nitrogen fertilizer selling prices and natural gas costs), changes in product mix, changes in the seasonality of demand patterns, changes in weather conditions, changes in governmental regulations and other risks described in the "Factors That Affect Operating Performance" section of TNCLP's current annual report.

                                      # # #

Note: Terra Nitrogen Company, L.P. news announcements are also available on Terra Industries' web site, www.terraindustries.com.


                                 (Tables follow)

                          TERRA NITROGEN COMPANY, L.P.
                        CONSOLIDATED STATEMENTS OF INCOME
                     (in thousands except per-unit amounts)

                                                     Three Months Ended                   Nine Months Ended
                                                        September 30                        September 30
                                            --------------------------------       ------------------------------
                                                  2003              2002              2003               2002
                                            ---------------      -----------      -------------     -------------

Product revenues                            $       86,202       $   76,001        $   275,033      $    237,639
Other income                                           223              163                477               818
                                            ---------------      -----------      -------------     -------------

        Total revenues                              86,425           76,164            275,510           238,457
                                            ---------------      -----------      -------------     -------------

Cost of goods sold                                  82,277           68,318            271,509           214,035
Depreciation and amortization                        2,588            3,277              9,207             9,824
                                            ---------------      -----------      -------------     -------------

        Total cost of sales                         84,865           71,595            280,716           223,859
                                            ---------------      -----------      -------------     -------------

        Total gross profit (loss)                    1,560            4,569             (5,206)           14,598

Operating expenses                                   2,330            2,598                6,824           7,242
Impairment of long-lived assets                         --               --             40,655                --
Interest expenses--net                                 189              (39)               123                84
                                            ---------------      -----------      -------------     -------------

        Net income (loss)                   $         (959)      $    2,010        $   (52,808)     $      7,272
                                            ===============      ===========      =============     =============

Earnings (loss) per limited
  partnership unit                          $        (0.05)      $     0.11        $     (2.80)     $       0.39
                                            ===============      ===========      =============     =============


The amount of net income allocable to the Limited Partners' interest is based on the Partnership's net income and the proportionate share of cash distributed to the Limited Partners and the General Partner.


NITROGEN VOLUMES AND PRICES

                                                           2003                               2002
                                             -----------------------------      ------------------------------
                                                 Sales            Average           Sales            Average
QUARTER TO DATE                                 Volumes         Unit Price         Volumes         Unit Price
                                              (000 tons)          ($/ton)        (000 tons)          ($/ton)
                                             ------------      ------------     ------------      ------------
Ammonia                                            72               232               83               138
UAN                                               571                96              594                70
Urea                                               32               171              100               122

                                                           2003                               2002
                                             -----------------------------      ------------------------------
                                                 Sales            Average           Sales            Average
YEAR TO DATE                                    Volumes         Unit Price         Volumes         Unit Price
                                              (000 tons)          ($/ton)        (000 tons)          ($/ton)
                                             ------------      ------------     ------------      ------------

Ammonia                                           204               237              287               147
UAN                                             1,647                96            1,839                69
Urea                                              269               164              342               113


                          TERRA NITROGEN COMPANY, L.P.
                           CONSOLIDATED BALANCE SHEETS
                                 (in thousands)



                                                                                  September 30
                                                                     --------------------------------------
                                                                         2003                      2002
                                                                     ------------              ------------
ASSETS
       Cash and short-term investments                               $     2,281               $    14,462
       Accounts receivable                                                22,398                    27,090
       Inventories                                                        22,019                    18,516
       Other current assets                                                2,271                     9,491
                                                                     ------------              ------------

              Total current assets                                        48,969                    69,559

       Property, plant and equipment, net                                 86,918                   127,800
       Other assets                                                       10,390                     7,696
                                                                     ------------              ------------

             Total assets                                            $   146,277               $   205,055
                                                                     ============              ============


LIABILITIES
       Short-term note and current of portion long-term debt         $        56               $        53
       Accounts payable and accrued liabilities                           28,013                    16,667
                                                                     ------------              ------------
              Total current liabilities                                   28,069                    16,720

       Long-term debt                                                      8,290                     8,347
       Other liabilities                                                   5,714                     5,316
                                                                     ------------              ------------

              Total liabilities                                           42,073                    30,383

       PARTNERS' EQUITY                                                  104,204                   174,672
                                                                     ------------              ------------

              Total liabilities and partners' equity                 $   146,277               $   205,055
                                                                     ============              ============
